Exhibit 99.1

Smart & Final Stores, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results

COMMERCE, Calif. (March 14, 2018) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal fourth quarter and full year ended December 31, 2017.

Fourth Quarter Highlights:

•                  Net sales increase of 6.7% to $1,068 million driven by comparable store sales increase of 3.2%.

•                  Online options for both business and household customers, including delivery or in-store pickup options, available in over 85% of Smart & Final banner stores.

•                  Net loss of $146.6 million in fourth quarter reflects non-cash goodwill impairment charge of $180 million.

•                  Adjusted net income of $11.3 million or $0.15 per diluted share and adjusted EBITDA of $49.1 million.

•                  Named one of Fortune’s “Most Admired Companies” for second consecutive year.

“We have a differentiated position in the evolving retail marketplace and our unique store operating model enables us to maintain our position as a low-cost leader serving multiple sales channels,” said David Hirz, president and chief executive officer. “We are pleased with our strengthening comparable store sales trends, which represent the third consecutive quarter of comp growth. This reflects the success of our merchandising initiatives aimed at both household and business customers with an emphasis on our natural and organic, private label and club-size items. These initiatives, combined with our efforts in strategic sourcing and pricing, contributed to a gross margin rate expansion in the fourth quarter, despite ongoing promotional activity within the grocery landscape.”

Mr. Hirz continued, “Over the course of 2017, we accelerated the expansion of our online sales channel and delivery offerings, with over 85% of our Smart & Final banner stores offering delivery or in-store pickup at year-end.  While we remain focused on our strong brick-and-mortar stores with two successful store banners, we are increasingly focused on digital channels for brand marketing and customer transaction options.  In 2018, we plan to make additional investments in our infrastructure to position all of our sales channels for continued success.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal Fourth Quarter 2017 Financial Results

Net sales were $1,067.9 million in the 12-week quarter ended December 31, 2017, representing a 6.7% increase as compared to $1,000.6 million for the same period of 2016. Net sales growth was driven by a 3.2% increase in comparable store sales and the net sales contribution of new stores. Comparable store sales growth was comprised of a 3.7% increase in comparable average transaction size, partially offset by a 0.4% decrease in comparable transaction count, including the effect of cannibalization from new stores.

Net sales for Smart & Final banner stores were $841.4 million, a 5.7% increase as compared to $796.3 million for the same period of 2016. Comparable store sales growth for the Smart & Final banner was 2.5% in the fourth quarter.

Net sales for Cash & Carry Smart Foodservice banner stores were $226.6 million, a 10.8% increase as compared to $204.4 million for 2016. Comparable store sales growth for the Cash & Carry banner was 6.2% in the fourth quarter.

Gross margin was $164.4 million, a 16.7% increase as compared to $140.9 million in the fourth quarter of 2016. Gross margin rate was 15.4% as compared to 14.1% for the same period of 2016.

Operating and administrative expenses were $147.1 million, an 8.8% increase as compared to $135.2 million for the same period of 2016. The increase was related to expenses associated with the effect of higher minimum wages, the 14 new stores that opened following the fourth quarter of 2016 through the end of the fourth quarter of 2017 and related support costs.

Net loss was $146.6 million, or $2.03 per diluted share, as compared to a net loss of $0.3 million for the same period of 2016. These results included a non-cash net benefit of $27.0 million, as a result of the Tax Cuts and Jobs Act and other one-time items, primarily due to a lower valuation of net deferred tax liabilities. During the quarter, the Company also recorded a goodwill impairment charge of $180.0 million, related to the Company’s Smart & Final banner.

Adjusted net income was $11.3 million, or $0.15 per diluted share, as compared to $5.0 million, or $0.07 per share, for the same period of 2016.   Adjusted net income excludes the $27.0 million, or $0.37 per diluted share, benefit associated with the Tax Cuts and Jobs Act and other one-time items, and the $180.0 million, or $2.44 per diluted share, goodwill impairment charge.

Adjusted EBITDA was $49.1 million as compared to $37.3 million for the same period of 2016.

Fiscal 2017 Financial Results

In the fifty-two weeks ended December 31, 2017, net sales were $4,570.6 million, an increase of 5.3% as compared to $4,341.8 million for the same period of 2016.  Net sales growth was driven by the net sales contribution of new stores, and a 1.0% increase in comparable store sales.  Comparable store sales growth was comprised of a 0.3% increase in comparable transaction count, and a 0.8% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $3,557.7 million, an increase of 4.6% as compared to $3,400.8 million for 2016. Full year 2017 comparable store sales for the Smart & Final banner increased 0.7%.

Net sales for Cash & Carry Smart Foodservice banner stores were $1,012.9 million, a 7.6% increase as compared to $941.0 million for 2016.  Full year 2017 comparable store sales for the Cash & Carry banner increased 2.4%.

Net loss was $138.9 million, or $1.92 per diluted share, as compared to net income of $12.9 million, or $0.17 per diluted share, for fiscal 2016. These results included a non-cash net benefit of $27.0 million, as a result of the Tax Cuts and Jobs Act and other one-time items, primarily due to a lower valuation of net deferred tax liabilities. During the fourth quarter, the Company also recorded a goodwill impairment charge of $180.0 million, related to the Company’s Smart & Final banner.

Adjusted net income was $33.6 million, or $0.45 per diluted share, as compared to $42.2 million, or $0.54 per share, for 2016.   Adjusted net income excludes the $27.0 million, or $0.36 per diluted share, benefit associated with income tax reform and other one-time items, as well as the $180.0 million, or $2.39 per diluted share, goodwill impairment charge, recorded in the fourth quarter 2017.

Adjusted EBITDA was $184.4 million as compared to $180.3 million for 2016.

Goodwill Impairment

In the fourth quarter of 2017, the Company concluded an annual review of its goodwill as required under accounting standard ASC 350.  The review included current equity market valuation metrics and the Company’s near term plans for growth.  The result of the review was an impairment of Smart & Final banner goodwill in the amount of $180.0 million.  The Company does not believe that this impairment charge reflects a fundamental change in the long-term attractiveness of future store investments.

Growth and Development

During the fiscal fourth quarter of 2017, the Company opened seven new Smart & Final Extra! stores, and completed three expansions of legacy Smart & Final stores to the Extra! store format, and one store relocation. As of December 31, 2017, the Company operated a total of 323 stores, including 194 Smart & Final Extra! stores, 66 legacy format Smart & Final stores and 63 Cash & Carry Smart Foodservice stores.

Operating Stores at Fiscal Year End (December 31, 2017)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2016	172	74	246	59	305
New stores	14	-	14	4	18
Relocations, net	3	(3)	-	-	-
Expansions	5	(5)	-	-	-
Store closures	-	-	-	-	-
End of Fiscal 2017	194	66	260	63	323

Leverage and Liquidity

As of December 31, 2017, the Company’s debt, net of debt issuance costs, was $699.4 million and cash and cash equivalents were $71.7 million.

For the fifty-two weeks ended December 31, 2017, the Company generated cash from operations of $169.5 million and invested $162.6 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is providing the following guidance for the full year ending December 30, 2018:

Net sales growth	4.0% - 5.0%
Comparable store sales growth	1.0% - 2.0%
Unit growth (new stores)	3-5 Smart & Final Extra! 3-5 Cash & Carry Smart Foodservice
Relocations of existing stores to Extra! format	2-3 Smart & Final stores
Expansions or conversions of legacy stores to Extra! format	1-2 Smart & Final stores
Adjusted EBITDA	$180 - $190 million
Adjusted net income	$31 - $35 million
Adjusted diluted EPS	$0.42 - $0.47
Capital expenditures (net)	$80 - $90 million
Fully diluted weighted average shares	74 to 75 million

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $3.8 million, non-cash rent related to stores of approximately $2.9 million, share-based compensation expense of approximately $15.5 million, and $3.9 million of store closure expenses. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

The Company additionally is providing first quarter 2018 guidance for comparable store sales growth of 1.0% to 1.5% and adjusted EBITDA in the range of $23 to $25 million.

Fiscal Fourth Quarter and Full Year 2017 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal fourth quarter and fiscal 2017 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13677083. The telephonic replay will be available until 11:59 p.m. Eastern Time, March 28, 2018.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of December 31, 2017, the Company operated 323 grocery and foodservice stores under the “Smart & Final, “ “Smart & Final Extra! “ and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 146 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Net sales	$1,067,908	$1,000,632	$4,570,565	$4,341,795
Cost of sales, buying and occupancy	903,484	859,722	3,896,897	3,712,291
Gross margin	164,424	140,910	673,668	629,504

Operating and administrative expenses	147,057	135,183	621,078	582,486
Goodwill impairment	180,000	-	180,000	-
(Loss) income from operations	(162,633)	5,727	(127,410)	47,018

Interest expense, net	8,732	7,925	36,470	32,654
Loss on early extinguishment of debt	-	-	-	4,978
Equity in earnings of joint venture	347	295	923	1,525
(Loss) income before income tax benefit	(171,018)	(1,903)	(162,957)	10,911

Income tax benefit	24,462	1,650	24,043	2,037
Net (loss) income	$(146,556)	$(253)	$(138,914)	$12,948

Net (loss) income per share:
Basic	$(2.03)	$0.00	$(1.92)	$0.18
Diluted	$(2.03)	$0.00	$(1.92)	$0.17

Weighted average shares outstanding:
Basic	72,068,998	71,962,127	72,352,102	72,727,071
Diluted	72,068,998	71,962,127	72,352,102	78,026,159

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	December 31, 2017	January 1, 2017

Assets
Current assets:
Cash and cash equivalents	$71,671	$54,235
Accounts receivable, less allowances of $177 and $434 at December 31, 2017 and January 1, 2017, respectively	33,019	31,809
Inventories	289,712	278,718
Prepaid expenses and other current assets	54,241	48,769
Deferred income taxes	-	22,105
Total current assets	448,643	435,636

Property, plant, and equipment:
Land	10,076	9,106
Buildings and improvements	53,965	17,351
Leasehold improvements	346,181	301,522
Fixtures and equipment	421,912	353,764
Construction in progress	8,242	12,110
	840,376	693,853
Less accumulated depreciation and amortization	338,149	249,251
	502,227	444,602

Capitalized software, net of accumulated amortization of $17,325 and $13,293 at December 31, 2017 and January 1, 2017, respectively	21,984	10,392
Other intangible assets, net	362,536	369,519
Goodwill	385,918	565,918
Equity investment in joint venture	15,380	14,366
Other assets	73,249	66,662
Total assets	$1,809,937	$1,907,095

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$245,009	$225,227
Accrued salaries and wages	36,216	31,933
Accrued expenses	100,639	82,925
Current portion of debt, less debt issuance costs	81,512	62,352
Total current liabilities	463,376	402,437

Long-term debt, less debt issuance costs	617,867	616,588
Deferred income taxes	38,095	84,578
Postretirement and postemployment benefits	127,649	121,409
Other long-term liabilities	159,904	129,834

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares – 10,000,000 Issued and outstanding shares – none	–	–
Common stock, $0.001 par value; Authorized shares – 340,000,000 Issued and outstanding shares - 74,120,113 and 72,930,653 at December 31, 2017 and January 1, 2017, respectively	74	73
Additional paid-in capital	506,098	500,666
Retained (deficit) earnings	(78,160)	65,093
Accumulated other comprehensive loss	(24,966)	(13,583)
Total stockholders’ equity	403,046	552,249
Total liabilities and stockholders’ equity	$1,809,937	$1,907,095

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Fiscal Year	Fiscal Year	Fiscal Year
	2017	2016	2015

Operating activities
Net (loss) income	$(138,914)	$12,948	$38,262
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	58,589	51,385	38,585
Amortization	39,783	35,630	30,181
Amortization of debt discount and debt issuance costs	1,908	2,511	2,780
Share-based compensation	11,560	9,803	10,003
Excess tax benefits related to share-based payments	—	—	(358)
Deferred income taxes	(20,283)	(1,469)	3,325
Equity in earnings of joint venture	(923)	(1,525)	(1,378)
Loss (gain) on disposal of property, plant, and equipment	(51)	282	(40)
Asset impairment	1,796	1,323	1,413
Goodwill impairment	180,000	—	—
Loss on early extinguishment of debt	—	4,978	2,192
Dividend from joint venture	455	769	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,988)	(2,726)	(3,637)
Inventories	(10,994)	(44,429)	(10,885)
Prepaid expenses and other assets	405	(23,962)	(1,202)
Accounts payable	19,782	31,078	9,252
Accrued salaries and wages	4,283	(1,926)	5,277
Other accrued liabilities	25,087	22,423	21,621
Net cash provided by operating activities	169,495	97,093	145,391

Investing activities
Purchases of property, plant, and equipment	(149,347)	(148,043)	(132,738)
Proceeds from disposal of property, plant, and equipment	1,858	2,265	8,104
Assets acquired in Haggen Transaction	—	(2,257)	(66,440)
Investment in capitalized software	(14,316)	(3,193)	(4,265)
Other	(782)	(2,024)	(1,277)
Net cash used in investing activities	(162,587)	(153,252)	(196,616)

Financing activities
Proceeds from exercise of stock options	4,228	4,667	719
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(1,850)	(669)	(694)
Fees paid in conjunction with debt financing	(245)	(8,500)	(1,335)
Borrowings on bank line of credit	88,000	97,000	15,000
Payments on bank line of credit	(71,000)	(38,000)	(10,000)
Cash from landlord related to financing lease obligations	4,268	—	—
Issuance of bank debt, net of issuance costs	—	30,093	—
Payments of public offering issuance costs	—	—	(214)
Excess tax benefits related to share-based payments	—	—	358
Stock repurchases	(12,873)	(33,524)	(129)
Net cash provided by financing activities	10,528	51,067	3,705

Net increase (decrease) in cash and cash equivalents	17,436	(5,092)	(47,520)
Cash and cash equivalents at beginning of period	54,235	59,327	106,847
Cash and cash equivalents at end of period	$71,671	$54,235	$59,327

Cash paid during the period for:
Interest	$33,957	$29,750	$29,462
Income taxes	2	10,448	23,729

Non-cash investing and financing activities
Software development costs incurred but not paid	$1,397	$24	$310
Construction in progress costs incurred but not paid	18,834	12,070	8,534
Property acquired through financing lease obligations	7,135	—	—

Smart & Final Stores, Inc. and Subsidiaries

Segment Information

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended December 31, 2017

Net sales	$841,354	$226,554	$-	$1,067,908
Cost of sales, distribution and store occupancy	708,326	193,537	1,621	903,484
Operating and administrative expenses	111,834	17,212	18,011	147,057
Goodwill impairment	180,000	-	-	180,000
(Loss) income from operations	$(158,806)	$15,805	$(19,632)	$(162,633)

Capital expenditures	$40,814	$1,269	$3,996	$46,079

Twelve Weeks Ended January 1, 2017

Net sales	$796,250	$204,382	$-	$1,000,632
Cost of sales, distribution and store occupancy	680,210	177,324	2,188	859,722
Operating and administrative expenses	100,067	15,556	19,560	135,183
Income (loss) from operations	$15,973	$11,502	$(21,748)	$5,727

Capital expenditures	$30,209	$4,231	$849	$35,289

Fifty-two Weeks Ended December 31, 2017

Net sales	$3,557,691	$1,012,874	$-	$4,570,565
Cost of sales, distribution and store occupancy	3,020,204	868,544	8,149	3,896,897
Operating and administrative expenses	468,946	74,791	77,341	621,078
Goodwill impairment	180,000	-	-	180,000
(Loss) income from operations	$(111,459)	$69,539	$(85,490)	$(127,410)

Capital expenditures	$134,317	$12,844	$16,502	$163,663

Fifty-two Weeks Ended January 1, 2017

Net sales	$3,400,755	$941,040	$-	$4,341,795
Cost of sales, distribution and store occupancy	2,894,222	808,258	9,811	3,712,291
Operating and administrative expenses	444,318	66,688	71,480	582,486
Income (loss) from operations	$62,215	$66,094	$(81,291)	$47,018

Capital expenditures	$135,677	$10,074	$5,485	$151,236

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income (loss) before depreciation and amortization, interest expense and provision (benefit) for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income as net income (loss) adjusted for the items set forth in the table below. The Company defines adjusted net income (loss) per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net income to EBITDA, adjusted EBITDA and adjusted net income, and net income (loss) per share to adjusted net income per share and adjusted net income per diluted share, for the twelve-week and fifty-two week periods ended December 31, 2017.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended December 31, 2017	Twelve Weeks Ended January 1, 2017	Fifty-two Weeks Ended December 31, 2017	Fifty-two Weeks Ended January 1, 2017
Net (loss) income	$(146,556)	$(253)	$(138,914)	$12,948
Income tax (benefit)	(24,462)	(1,650)	(24,043)	(2,037)
(Loss) income before income taxes	(171,018)	(1,903)	(162,957)	10,911

Adjustments to net (loss) income
Net loss from closed stores and exit costs (a)	1,262	2,650	3,818	8,671
Goodwill impairment (b)	180,000	-	180,000	-
Loss from asset dispositions and impairment charges (c)	369	594	1,827	1,598
Share-based compensation expense (d)	3,057	2,555	11,560	9,803
Non-cash rent (e)	1,492	1,688	6,535	7,946
Pre-opening costs (f)	1,914	926	5,433	17,695
Loss on extinguishment of debt (g)	-	-	-	4,978
Other items (h)	(45)	377	3,390	(1,018)
Adjusted income tax (benefit)	(5,731)	(1,890)	(15,951)	(18,363)
Adjusted net income	$11,300	$4,997	$33,655	$42,221

Adjusted Net (Loss) Income Per Share

Net (loss) income per share - basic	$(2.03)	$0.00	$(1.92)	$0.18
Per share impact of net income adjustments	2.19	0.07	2.39	0.40
Adjusted net income per share - basic	$0.16	$0.07	$0.47	$0.58
Net (loss) income per share - diluted	$(1.99)	$0.00	$(1.85)	$0.17
Per share impact of net income adjustments	2.14	0.07	2.30	0.37
Adjusted net income per share - diluted	$0.15	$0.07	$0.45	$0.54

Weighted average shares - basic	72,068,998	71,962,127	72,352,102	72,727,071
Weighted average shares - diluted	73,828,639	76,552,257	75,182,134	78,026,159

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended December 31, 2017	Twelve Weeks Ended January 1, 2017	Fifty-two Weeks Ended December 31, 2017	Fifty-two Weeks Ended January 1, 2017
Net (loss) income	$(146,556)	$(253)	$(138,914)	$12,948
Depreciation and amortization	23,324	22,500	98,373	87,015
Interest expense, net	8,732	7,925	36,470	32,654
Income tax (benefit)	(24,462)	(1,650)	(24,043)	(2,037)
EBITDA	(138,962)	28,522	(28,114)	130,580

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	1,262	2,650	3,818	8,671
Goodwill impairment (b)	180,000	-	180,000	-
Loss from asset dispositions and impairment charges (c)	369	594	1,827	1,598
Share-based compensation expense (d)	3,057	2,555	11,560	9,803
Non-cash rent (e)	1,492	1,688	6,535	7,946
Pre-opening costs (f)	1,914	926	5,433	17,695
Loss on extinguishment of debt (g)	-	-	-	4,978
Other items (h)	(45)	377	3,390	(1,018)
Adjusted EBITDA	$49,087	$37,312	$184,449	$180,253

(a)	Represents costs associated with store closure and exit costs.
(b)	Represents non-cash charge associated with goodwill impairment.
(c)	Represents non-cash loss associated with asset dispositions and impairment charges.
(d)	Represents expenses associated with the Company’s equity-based incentive award program.
(e)	Represents non-cash component of recognized rent expense.
(f)	Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.
(g)	Represents loss on the early extinguishment of debt in the fiscal year ended January 1, 2017 in connection with amendments to the Company’s First Lien Term Loan Credit Facility.
(h)

Represents (i) severance costs in the twelve and fifty-two weeks ended December 31, 2017 and the twelve and fifty-two weeks ended January 1, 2017 and (ii) death benefit income from a Company-owned life insurance policy in the fifty-two weeks ended January 1, 2017.